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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2010
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

130 Cheshire Lane, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 449-9092
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 7.01 Regulation FD Disclosure.
          On April 7, 2010, Lakes Entertainment, Inc. issued a press release announcing that the Iowa Tribe of Oklahoma (“Tribe”) has decided not to pursue the proposed Ioway Casino with a subsidiary of Lakes Entertainment. Lakes was operating under a Gaming Development Consulting Agreement with the Tribe to provide development consulting services related to the proposed Ioway Casino development. Lakes will continue to manage the Cimarron Casino for the Tribe.
          On April 7, 2010, Lakes Entertainment, Inc. issued a press release announcing that the Kansas Lottery Gaming Review Board (“Board”) voted unanimously to request that Kansas governor Mark Parkinson grant a sixty day extension for the Board to make a determination of whether it should approve the management contract for Chisholm Creek Casino Resort, LLC (“Chisholm Creek”). Chisholm Creek requested the extension so that, among other things, it would have adequate time to resolve development issues relating to the zoning of the proposed casino site.
          The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
          A copy of these press releases are being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

99.1	Lakes Entertainment, Inc. Press Release dated April 7, 2010.

99.2	Lakes Entertainment, Inc. Press Release dated April 7, 2010
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: April 9, 2010	/s/ Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

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